UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2026

Keel Infrastructure Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-40370	41-4266374
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Broadway, Suite 1075, New York, New York	10004
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (929)-264-5151

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	KEEL	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Employment Agreements

In connection with the previously announced U.S. redomiciliation transaction that closed on April 1, 2026, the Keel Board approved a new form of employment agreement to be used with its officers (the “Form of Employment Agreement”). Keel entered into a new employment agreement on April 1, 2026, with Liam Wilson, Chief Operating Officer and on April 2, 2026, with Rachel Silverstein, EVP, General Counsel and Corporate Secretary and Jonathan Mir, Chief Financial Officer, in each case, based on the Form of Employment Agreement (collectively, the “Executive Employment Agreements”). Benjamin Gagnon, Chief Executive Officer, remains subject to his employment with the Company dated August 8, 2025.

Under the Executive Employment Agreements, Messrs. Mir and Wilson, and Ms. Silverstein are entitled to the following annual base salary and annual cash bonus, as a percentage of base salary, under the Short-Term Incentive Plan (“STIP”):

Name	Proposed New Base Salary	New STIP %	Target Total Cash Compensation
Jonathan Mir	$478,888	100%	$957,776
Liam Wilson	$478,888	100%	$957,776
Rachel Silverstein	$378,888	70%	$644,110

In addition to the annual STIP cash bonus, executive officers are eligible to receive grants of Performance Share Units and Restricted Share Units as a supplemental component of the STIP at the sole discretion of the Keel Board. Executive officers are also eligible to participate in the Amended and Restated Keel Infrastructure Corp. Long-term Performance Incentive Plan (formerly known as Bitfarms Ltd. Long-term Incentive Plan), insurance, health, retirement, and other benefit plans.

Under the Form of Employment Agreement each officer is required to execute the Agreement Regarding Confidentiality, Non-Solicitation, Non-Competition and Intellectual Property as a condition of employment, which prohibits officers, during employment and for a period of one year thereafter, from competing with Keel and, for one year following termination of employment, from soliciting Keel’s customers and employees for a competing business.

Further, the Form of Employment Agreement contains certain rights of the officers and Keel to terminate the employment of the officers, including a termination by Keel for “Cause” as defined in the Form of Employment Agreement. The Form of Employment Agreement also specifies certain compensation due following termination of employment, including severance payments upon a termination “Without Cause” or resignation for “Good Reason” as set forth in the Form Employment Agreement, in which case officers are entitled, following termination, to 12 months of base salary severance (six months of base salary severance for Ms. Silverstein), with an additional two months of base salary severance for each completed year of service, up to a total of 18 months (12 months for Ms. Silverstein), a prorated annual cash bonus, and continued health insurance coverage for the duration equal to their respective base salary severance period.

The foregoing description of the Form of Employment Agreement is a general description only and is qualified in its entirety by reference to the Form of Employment Agreement, which is filed as Exhibit 10.1 hereto, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1*	Form of Employment Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Keel Infrastructure Corp.
(Registrant)

Date: April 3, 2026	By:	/s/ Rachel Silverstein
Rachel Silverstein
EVP, General Counsel and Corporate Secretary

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